United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 13, 1998


                  Financial Services Corporation of the Midwest
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                    0-8673                      36-2301786
----------------------------       ------------              -------------------
(State or other jurisdiction       Commission                   (IRS Employer
      of incorporation)            File Number)              Identification No.)


224 - 18th Street, Suite 202, Rock Island, Illinois             61201-8737
---------------------------------------------------             ----------
     (Address of principal executive offices)                   (Zip Code)


                                 (309) 794-1120
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 5.  Other Events

On April 13, 1998, Mercantile Bancorporation Inc., a Missouri corporation ("Mercantile"), and Financial Services Corporation of the Midwest, a Delaware corporation ("FSCM"), each of which is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which FSCM will be merged with and into Ameribanc, Inc., a Missouri corporation and wholly-owned subsidiary of Mercantile (the "Merger"). The Executive Committee of the Board of Directors of Mercantile and FSCM's Board of Directors approved the Merger at their meetings held on April 1, 1998 and April 10, 1998, respectively.

In accordance with the terms of the Merger Agreement, each share of FSCM common stock, $0.50 par value (the "FSCM Common Stock"), outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive 6.8573 shares of Mercantile common stock, $0.01 par value (the "Common Stock"), and the associated preferred share purchase rights under Mercantile's Rights Agreement dated May 23, 1988 between Mercantile and Mercantile Bank National Association, as rights agent (together with the Common Stock, the "Mercantile Common Stock").

In addition, at the Effective Time, each stock option that is outstanding at the Effective Time to acquire one share of FSCM Common Stock, whether or not then exercisable, shall be converted into and shall become an option to acquire
6.8573 shares of Mercantile Common Stock.

The Merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interests.

Consummation of the Merger is subject to various conditions, including, without limitation: (i) the approval of the Merger Agreement and the Merger by FSCM's shareholders; (ii) the receipt of the requisite regulatory approvals from the Board of Governors of the Federal Reserve System and any other necessary federal and state regulatory authorities; (iii) the registration pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of the issuance in the Merger of the shares of Mercantile Common Stock; (iv) the receipt by each of Mercantile and FSCM of an opinion of counsel in reasonably satisfactory form as to the tax treatment of certain aspects of the Merger; (v) the receipt of a letter from KPMG Peat Marwick LLP, Mercantile's independent public accountants, to the effect that the Merger will qualify for pooling-of-interests accounting treatments; and (vi) the satisfaction of certain other conditions.

The Merger Agreement and the Merger will be submitted for approval at a meeting of the shareholders of FSCM. Before such meeting, Mercantile will file a registration statement with the Securities and Exchange Commission registering under the Securities Act the issuance of the shares of Mercantile Common Stock in the Merger. Such shares of Mercantile Common Stock will be offered to the FSCM shareholders pursuant to a prospectus that will also serve as a proxy statement for the meeting of FSCM's shareholders.

In connection with Merger Agreement, four directors/executive officers of FSCM, who in the aggregate have voting power over approximately 52.6% of the outstanding shares of FSCM Common Stock, based upon 260,424 shares of FSCM Common Stock outstanding as of March 31, 1998, have each agreed with Mercantile pursuant to a separate Voting Agreement ("Voting Agreement") to vote all shares of FSCM Common Stock over which such person has voting power in favor of the Merger Agreement and the Merger.

Each of the preceding descriptions of the Merger Agreement and Voting Agreement is qualified in its entirety by reference to the copies of the Merger Agreement and form of Voting Agreement included herein as Exhibits 2.1 and 2.2, respectively, and which are incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

         (c) Exhibits.

             Exhibit No.     Description of Exhibit

                2.1 Agreement and Plan of Merger dated April 13, 1998 by and among Mercantile Bancorporation, Inc., Ameribanc, Inc. and Financial Services Corporation of the Midwest.

                2.2 Form of Voting Agreement dated April 13, 1998 by and between Mercantile Bancorporation Inc. and four executive officers/directors of Financial Services Corporation of the Midwest.

                99.1         Text  of  Press   Release  dated  April  13,  1998
                             issued  by  Mercantile   Bancorporation   Inc.  and
                             Financial   Services Corporation of the Midwest.





SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                FINANCIAL SERVICES CORPORATION OF THE MIDWEST




Date:  April 24, 1998           By: /s/ Douglas M. Kratz
                                    --------------------------------------------
                                    Douglas M. Kratz
                                    Chairman, CEO, and CFO



                                By: /s/ Jean M. Hanson
                                    --------------------------------------------
                                    Jean M. Hanson
                                    VP, Controller, and Chief Accounting Officer